
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Freeport-McMoRan Sulpher Inc. financial statements at December 31, 1997 and for the 12 months then ended, and is qualified in its entirety by reference to such financial statements. The earnings per share (EPS) data shown below was prepared in accordance with Statement of Financial Accounting
Standard No. 128,"Earnings Per Share," and basic and diluted EPS have been entered in place of primary and fully diluted, respectively.
</LEGEND>
<CIK> 0001046204
<NAME> FREEPORT-MCMORAN SULPHER INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                          21,293
<SECURITIES>                                         0
<RECEIVABLES>                                   27,266
<ALLOWANCES>                                         0
<INVENTORY>                                     34,421
<CURRENT-ASSETS>                                95,435
<PP&E>                                         841,222
<DEPRECIATION>                                 731,389
<TOTAL-ASSETS>                                 273,033
<CURRENT-LIABILITIES>                           29,831
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           103
<OTHER-SE>                                     114,294
<TOTAL-LIABILITY-AND-EQUITY>                   273,033
<SALES>                                        211,945
<TOTAL-REVENUES>                               211,945
<CGS>                                          644,311
<TOTAL-COSTS>                                  644,311
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (439,316)
<INCOME-TAX>                                  (65,105)
<INCOME-CONTINUING>                          (374,199)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (374,199)
<EPS-PRIMARY>                                  (36.16)
<EPS-DILUTED>                                  (36.16)

